Exhibit 99.1

1120 Avenue of the Americas  •  New York, NY  10036  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Lipschitz
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000 EXT. 3359

NEW PLAN EXCEL REALTY TRUST REPORTS FIRST QUARTER 2004 RESULTS

NEW YORK, May 6, 2004 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three months ended March 31, 2004.

Total rental revenues for the first quarter of 2004 increased to $123.9 million from $118.6 million in the first quarter of 2003.  Net income available to common stockholders was $32.4 million, or $0.32 per diluted share, in the first quarter of 2004 compared with $30.7 million, or $0.31 per diluted share, in the first quarter of 2003.  Funds from operations (FFO) for the first quarter of 2004 was $52.3 million, or $0.51 on a diluted per share basis, compared with $49.1 million, or $0.49 on a diluted per share basis, in the first quarter of 2003 (as restated downward by $0.04 per diluted share to reflect the revised FFO methodology described below).  A reconciliation of net income to FFO is presented in the attached table.

On October 1, 2003, the National Association of Real Estate Investment Trusts (NAREIT), based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company has restated its historical calculations of FFO made prior to this pronouncement in accordance with NAREIT’s revised guidance and its application to the Company’s financial performance is as stated above.

Property Portfolio

At the end of the first quarter, the gross leasable area (GLA) for New Plan’s total stabilized community and neighborhood shopping centers, including its pro rata share of joint venture projects, was approximately 92 percent leased.  The GLA for New Plan’s total portfolio, including its pro rata share of joint venture projects (Total Portfolio), was approximately 91 percent leased at March 31, 2004.  The average annual base rent (ABR) at March 31, 2004 for the Total Portfolio was $8.02 per leased square foot.  During the quarter, 164 new leases, aggregating approximately 964,000 square feet, were signed at an average ABR of $8.23 per square foot.  Also during the quarter, 173 renewal leases, aggregating approximately 575,000 square feet, were signed at an average ABR of $10.73 per square foot, an increase of approximately 5.4 percent over the expiring leases.

During the first quarter, the Company completed the redevelopment of four shopping centers and added seven projects to its redevelopment pipeline, increasing the pipeline to 35 projects (including joint venture redevelopment projects) with an aggregate expected cost of $137.0 million (including costs incurred in prior years on these projects).

Acquisitions and Dispositions

During the first quarter of 2004, the Company acquired, including through co-investments with its joint venture partners, five shopping centers and the remaining 50 percent interest in a shopping center in which the Company owned the other 50 percent interest.  The shopping centers totaled approximately 1.3 million square feet and were acquired for an aggregate of approximately $167.0 million.  Acquisitions completed during the quarter are summarized below:

•                  On January 9, 2004, the Company acquired New Britain Village Square, a 143,716 square foot shopping center located in Chalfont, Pennsylvania (Bucks County) and anchored by Genuardi’s Family Market (a Safeway Company), for approximately $23.4 million, consisting of the issuance of $11.2 million in units in a partnership controlled by the Company and the assumption of a $12.2 million mortgage loan previously made by the Company to facilitate the seller’s prior acquisition of the property.

•                  On January 30, 2004, the Company purchased the remaining 50 percent interest in Clearwater Mall, increasing New Plan’s ownership interest to 100 percent.   The purchase price for the acquisition was approximately $30.0 million.  Clearwater Mall, located in Clearwater, Florida, is a community shopping center encompassing a 72-acre site with 292,402 square feet of leased space, as well as non-owned Costco, Lowe’s and SuperTarget anchors.

•                  Also on January 30, 2004, the Company acquired Elk Grove Town Center, a 131,849 square foot shopping center located in Elk Grove Village, Illinois and anchored by Dominick’s Foods (a Safeway Company), for $21.0 million, including $14.5 million of assumed mortgage indebtedness.

•                  On February 19, 2004, the Company acquired Villa Monaco, a 122,763 square foot shopping center located in Denver, Colorado and anchored by King Soopers (a Kroger banner), for $12.0 million.

•                  On March 17, 2004, the Company acquired Florence Square, a 360,608 square foot shopping center located in Florence, Kentucky and anchored by HomeGoods, Kroger, National Amusement, Staples and TJ Maxx, for approximately $39.5 million, including $15.8 million of assumed mortgage indebtedness.

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•                  On March 22, 2004, NP/I&G Institutional Retail Company, LLC, the Company’s joint venture with JPMorgan Fleming Asset Management, acquired Conyers Crossroads, a 246,666 square foot shopping center located in Conyers, Georgia and anchored by Carmike Cinemas, Circuit City and Old Navy, as well as an 86,584 square foot ground lease to Kohl’s, for approximately $41.1 million.  In addition, NP/I&G Institutional Retail Company, LLC is under contract to purchase Phase II of Conyers Crossroads for approximately $13 million upon its completion in Spring 2005.  Phase II is expected to include over 126,000 square feet of GLA anchored by Belk’s.

During the first quarter of 2004, the Company generated an aggregate of approximately $13.2 million of proceeds through the sale of two properties and one land parcel, as well as the sale of one property held through a joint venture.  Properties sold during the quarter include Edgebrook Plaza, a 100,170 square foot shopping center located in Houston, Texas; a 41,293 square foot single tenant Brookshire’s (lease assigned from Safeway) located in West Monroe, Louisiana; 11.8 acres of land at Westgate in Dublin, Georgia; and Fruitland Plaza, a 104,095 square foot shopping center located in Fruitland, Maryland and owned by Benbrooke Ventures, a joint venture in which the Company has a 50 percent interest.

Balance Sheet Position

The Company completed the first quarter with total book assets of approximately $3.7 billion and a total debt / undepreciated book value ratio of 46.3 percent.  The Company’s debt for the three months ended March 31, 2004 had an overall weighted average current interest rate of 6.1 percent and a weighted average maturity of 7.1 years.  Approximately 79 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swap agreements that effectively convert $150 million of outstanding notes from a fixed rate to a blended floating rate.

On February 6, 2004, the Company issued $150 million aggregate principal amount of unsecured, 7-year fixed rate notes with a coupon of 4.50 percent.  The notes are due on February 1, 2011.  The notes were priced at 99.409 percent of par value to yield 4.60 percent.  Net proceeds from the offering were used to repay a portion of the borrowings outstanding under the Company’s $350 million revolving credit facility.  Concurrent with the pricing, the Company entered into interest rate swaps that effectively converted the interest rate on $100 million of the notes from a fixed rate to a blended floating rate of 39 basis points over the 6-month LIBOR rate.

Dividend

For the second quarter of 2004, the Company’s Board of Directors declared a cash dividend of $0.4125 per common share.  On an annualized basis, this is the equivalent of $1.65 per share.  The dividend is payable on July 15, 2004 to common stockholders of record on July 1, 2004.  New Plan Excel Realty Trust, Inc. shares go ex-dividend on June 29, 2004.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock to stockholders of record on July 1, 2004, payable on July 15, 2004.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock to stockholders of record on July 1, 2004, payable on July 15, 2004.

Management Comment

“Results this quarter demonstrate the value of our national platform. We increased occupancy throughout our portfolio, initiated and advanced redevelopment projects in numerous communities, acquired assets in five different regions and enhanced our tenant relations. Our challenge is to stay abreast of the ever changing retail environment and leverage our national infrastructure to accommodate the many retailer opportunities that continue to emerge,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, May 6, 2004 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-800-901-5231 (International: 1-617-786-2961) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #84322879.  A replay of the teleconference will be available through midnight ET May 13, 2004 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #63736567.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 403 properties, including 21 properties held through joint ventures, and total assets of approximately $3.7 billion.  Its properties are strategically located across 35 states and include 377 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 54.1 million square feet of gross leasable area, and 26 related retail real estate assets, with approximately 2.2 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2004	March 31, 2003
Rental Revenues:
Rental income	$95,473	$91,510
Percentage rents	2,645	1,640
Expense reimbursements	25,812	25,498
TOTAL RENTAL REVENUES	123,930	118,648

Rental Operating Expenses:
Operating costs	23,553	22,282
Real estate and other taxes	14,936	15,422
Provision for doubtful accounts	1,730	1,499
TOTAL RENTAL OPERATING EXPENSES	40,219	39,203
NET OPERATING INCOME	83,711	79,445

Other Income:
Interest, dividend and other income	2,535	3,351
Equity in income of unconsolidated ventures	230	473
TOTAL OTHER INCOME	2,765	3,824

Other Expenses:
Interest expense	26,401	25,770
Depreciation and amortization	21,010	18,540
General and administrative	4,991	4,230
TOTAL OTHER EXPENSES	52,402	48,540

Income before real estate sales, impairment of real estate and minority interest	34,074	34,729
Gain on sale of real estate (1)	1,217	—
Minority interest in income of consolidated partnership	(260)	(401)
INCOME FROM CONTINUING OPERATIONS	35,031	34,328

Discontinued Operations:
Results of discontinued operations	952	832
Gain on sale of discontinued operations	1,414	3,483
Impairment of real estate held for sale	—	(3,454)
INCOME FROM DISCONTINUED OPERATIONS	2,366	861
NET INCOME	$37,397	$35,189
Preferred dividends	(5,275)	(4,859)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – BASIC	32,122	30,330
Minority interest in income of consolidated partnership	260	401
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – DILUTED	$32,382	$30,731
Net income per common share – basic	$0.32	$0.31
Net income per common share – diluted	0.32	0.31

Funds from operations: (2)
Net income available to common stockholders - diluted	$32,382	$30,731
Deduct:
Minority interest in income of consolidated partnership	(260)	(401)
Net income available to common stockholders – basic	32,122	30,330
Add:
Depreciation and amortization:
Continuing operations real estate assets	21,010	18,540
Discontinued operations real estate assets	254	578
Pro rata share of joint venture real estate assets	373	254
Deduct:
Gain on sale of real estate (1) (3)	(1,217)	—
Gain on sale of discontinued operations (3)	(946)	(1,000)
Pro rata share of joint venture loss on sale of real estate (3)	425	—
FUNDS FROM OPERATIONS – Basic	52,021	48,702
Add:
Minority interest in income of consolidated partnership	260	401
FUNDS FROM OPERATIONS – DILUTED	$52,281	$49,103

Funds from operations per share – basic	$0.52	$0.50
Funds from operations per share – diluted	0.51	0.49
Funds from operations – diluted	$52,281	$49,103
Add:
Impairment of real estate	—	—
Impairment of real estate held for sale	—	3,454
Premium on redemption of preferred stock	—	—
FUNDS FROM OPERATIONS – DILUTED (prior calculation)	$52,281	$52,557
Funds from operations per share – diluted (prior calculation)	$0.51	$0.53
Weighted average common shares outstanding – basic	99,419	96,937
ERP partnership units	1,363	2,178
Options	1,226	487
Weighted average common shares outstanding – diluted	102,008	99,602

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(1) For the three months ended March 31, 2004, balance includes $1.2 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, LP in 2003.

(2) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, NAREIT, based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company has revised its calculations of FFO made prior to this pronouncement in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historical operational performance and because it excludes other items included in the revised calculation of FFO such as impairments which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO.

(3) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended March 31, 2004 should be read in conjunction with the above information.

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